Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253321 and 333-277142 on Form S-3, and Registration Statement Nos. 333-266016 and 333-288228 on Form S-8, of our reports dated February 12, 2026, relating to the financial statements of LXP Industrial Trust, and the effectiveness of LXP Industrial Trust’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 12, 2026